Exhibit 99.1

Vivakor Signs Definitive Merger Agreement with Empire

Diversified Energy for a Combined Enterprise Value of

Approximately $250 Million

Synergies Expected to Provide Infrastructure for Expansion and Accelerate Revenue Growth

DALLAS, TX / March 4, 2024 / Vivakor, Inc. (NASDAQ:VIVK) (“Vivakor” or the “Company”), a socially responsible operator, acquirer and developer of clean energy technologies and environmental solutions, today is pleased to announce it has signed a definitive agreement and plan of merger (the “Merger Agreement”) with Empire Diversified Energy, Inc. (OTC:MPIR) (“Empire”), a multifaceted holding company with business units in sustainable energy and logistics.

Under the terms of the Merger Agreement, unanimously approved by the board of directors of each party, upon a successful closing, Vivakor would acquire all the outstanding shares of Empire common and preferred stock, on an as-converted basis, for net consideration of 67,200,000 shares (the “Consideration Shares”) of Vivakor common stock, resulting in Empire becoming a wholly-owned subsidiary of Vivakor upon the closing (the “Merger”). Upon the closing, 7.5% or 5,040,000 of the Consideration Shares shall be held in escrow for the 12-months subsequent to closing for the purpose of indemnifying Vivakor and its shareholders for the representations, warranties and covenants of Empire contained in the Merger Agreement. Empire shall cause a minimum of 65% or 43,680,000 of the Consideration Shares to be subject to a lock-up agreement for the 12-month period after the closing of the Merger, coupled with certain insider sales restrictions thereafter. Additionally, all Empire options and convertible securities existing immediately prior to the closing shall be either converted or cancelled pre-merger and any Empire warrants that are outstanding may be either accepted or rejected in the sole discretion of Vivakor, and Empire is required to have a minimum of $2.5 million in unrestricted cash on hand at the time of closing of the Merger, which shall be available to Vivakor thereafter.

The closing of the Merger, is subject to, among other things, stockholder approval of each company, Vivakor’s receipt of a satisfactory fairness opinion to the underlying transaction, and the effective registration of the Consideration Shares pursuant to a Registration Statement on Form S-4. Vivakor is currently targeting the Merger to close by the end of the third fiscal quarter ending September 30, 2024.

Vivakor Chairman and CEO James Ballengee commented, “This is a significant milestone for our company and we believe accelerates our vision to build a state-of-the-art, clean energy and remediation technologies company. Upon a successful closing of the Merger, we intend to construct and deploy our fourth Remediation Processing Center (RPC IV) at The Port of West Virginia, where Empire currently operates, as well as integrate our transportation and midstream assets into existing operations. We cannot be more excited about this merger, the synergies it presents, and the growth opportunities we see the merger presenting for the future of Vivakor. We look forward to moving this merger toward a closing by the end of September and will update shareholders and the Wall Street community as we continue our progress.”

Empire’s primary location is in Follansbee, West Virginia, where it operates The Port of West Virginia (“The Port”) within its Eco-Industrial Complex, situated along the Ohio River, with nearly 1,000 acres of contiguous land where it serves as the crossroads of the East Coast and Midwest through its trimodal (road, river, rail) terminal facility. Empire is currently deploying a host of innovative and sustainable technologies serving the transportation, recyclable waste, steel, warehousing, and other energy sectors to help decarbonize the region.

In additional to the traditional facilities at The Port, Empire’s flagship waste-to-energy pyrolysis plant, which is slated to come online in the second fiscal quarter of this year, is intended to provide behind-the-grid electrical power to The Port, while producing salable hydrochloric acid and excess gas into the market. The plant is designed to recycle 70 tons of plastics per day through a pyrolysis process that employs high heat in the absence of oxygen, is environmentally friendly and virtually emission free. Additionally, the U.S. Department of Energy’s (DOE) Office of Clean Energy Demonstrations (OCED) has selected the Appalachian Regional Clean Hydrogen Hub (ARCH2) as a recipient of up to $925 million in funding to advance the development of hydrogen projects throughout West Virginia, as well as parts of eastern Ohio and western Pennsylvania. Empire was selected from over 80 initial applicants and is slated to receive a portion of these funds to assist in the engineering and buildout of an anaerobic digester project at The Port as part of the ARCH2 project consortium.

For more information on Empire’s Industrial Complex, please visit www.empirediversifiedenergy.com and www.empiregreengen.com.

About Vivakor, Inc.

Vivakor, Inc. (NASDAQ:VIVK), is a clean energy technology company focused on the oil remediation and natural resources sectors. Vivakor’s corporate mission is to create, acquire, accumulate, and operate distinct assets, intellectual properties, and exceptional technologies. Its Silver Fuels Delhi, LLC, and White Claw Colorado City, LLC subsidiaries include crude oil gathering, storage, and transportation facilities, which feature long-term ten year take-or-pay contracts.

The Company’s patented Remediation Processing Centers allows for the environmentally friendly recovery of bitumen (heavy crude) and other hydrocarbons from the remediation of contaminated soils. Vivakor believes its RPC’s are the only remediation system that can clean soils with more than 5% by weight oil contamination while recovering the oil and leaving the soil fully viable for reuse. Once operational, its Remediation Processing Centers will focus on extraction from shallow, oil-laden sands, along with generating petroleum-based remediation projects in Kuwait and in Houston, Texas.

For more information, please visit our website: http://vivakor.com

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Cautionary Statement Regarding Forward-Looking Statements

This news release may contain forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results anticipated in these forward-looking statements. Forward-looking statements may be identified but not limited by the use of the words “anticipates,” “expects,” “intends,” “plans,” “should,” “could,” “would,” “may,” “will,” “believes,” “estimates,” “potential,” or “continue” and variations or similar expressions. Our actual results may differ materially and adversely from those expressed in any forward-looking statements as a result of various factors and uncertainties, including, but not limited to, the implied enterprise value of Vivakor as a result of the Merger, the expected transaction and ownership structure, the likelihood and ability of the parties to successfully and timely consummate the Merger, the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect Vivakor or the expected benefits of the Merger, the approval of the stockholders of either party is not obtained, Empire’s ability to secure the $2.5 million financing on terms that are satisfactory or favorable, or at all, our ability to maintain the listing of our securities on the Nasdaq Capital Market, the parties failure to realize the anticipated benefits of the Merger, including, but not limited to Vivakor’s ability to construct and deploy a fourth Remediation Processing Center, risks relating to the uncertainty of the projected financial information with respect to Empire, Empire’s ability to secure the capital, permits, licenses, agreements, equipment and other resources necessary to execute on its currently planned projects, including, but not limited to, meeting Empire’s currently anticipated timeline of bringing its pyrolysis plant into operation during the second fiscal quarter 2024, disruption and volatility in the global currency, capital, and credit markets, changes in federal, local and foreign governmental regulation, changes in tax laws and liabilities, tariffs, legal, regulatory, political and economic risks, our ability to successfully develop products, rapid change in our markets, changes in demand for our future products, and general economic conditions.

These risks and uncertainties include, but are not limited to, risks and uncertainties discussed in Vivakor’s filings with the U.S. Securities and Exchange Commission, which factors may be incorporated herein by reference. Actual results, performance or achievements may differ materially, and potentially adversely, from any projections and forward-looking statements and the assumptions on which those forward-looking statements are based. There can be no assurance that the data contained herein is reflective of future performance to any degree. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance as projected financial information and other information are based on estimates and assumptions that are inherently subject to various significant risks, uncertainties and other factors, many of which are beyond our control. All information set forth herein speaks only as of the date hereof in the case of information about Vivakor and Empire or the date of such information in the case of information from persons other than Vivakor and Empire, and we disclaim any intention or obligation to update any forward-looking statements as a result of developments occurring after the date of this communication. Forecasts and estimates regarding Empire’s industry and markets are based on sources we believe to be reliable; however, there can be no assurance these forecasts and estimates will prove accurate in whole or in part.

Investors Contact:

P:949-281-2606
info@vivakor.com

ClearThink
nyc@clearthink.capital

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